UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 20, 2021
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 20, 2021, Sotera Health Company (the “Company”), Sotera Health Holdings, LLC (“SHH”), the Refinancing Lenders party thereto (the “Refinancing Lenders”), the Revolving Lenders party to the Credit Agreement (as defined below) and Jefferies Finance LLC, as First Lien Administrative Agent (solely in such capacity, the “Administrative Agent”) and as First Lien Collateral Agent (solely in such capacity, the “Collateral Agent”) entered into the Refinancing Amendment (the “Refinancing Amendment”) to the First Lien Credit Agreement dated as of December 13, 2019 by and among the Company, SHH, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent (as amended, supplemented or otherwise modified and as in effect immediately prior to the effective date of the Refinancing Amendment, the “Credit Agreement”).
Among other changes, the Refinancing Amendment provides that each Refinancing Lender will provide term loans (the “Refinancing Loans”) to SHH at an Applicable Rate (as defined in the Credit Agreement) per annum equal to (i) ABR plus 1.75% in the case of ABR Loans (as defined in the Credit Agreement) and (ii) the Adjusted LIBO Rate plus 2.75% in the case of Eurodollar Loans (as defined in the Credit Agreement). The Refinancing Amendment also provides that (i) the Refinancing Loans will be funded to SHH at par and (ii) SHH shall owe to the Refinancing Lenders a premium of 1.00% of the principal amount of the Refinancing Loans prepaid in connection with a Repricing Transaction (as defined in the Credit Agreement), if any, entered into on or prior to the six month anniversary of the effective date of the Refinancing Amendment. On the effective date of the Refinancing Amendment, the Initial Term Loans (as defined in the Credit Agreement) were repaid with the proceeds of the Refinancing Loans (plus any accrued interest and other amounts owing with respect to the Initial Term Loans, which were paid with cash on hand). As of the effective date of the Refinancing Amendment, the aggregate amount of the Refinancing Loans is $1,763,100,000. The Refinancing Amendment does not change the maturity date of the Refinancing Loans, which is December 13, 2026.
The foregoing description of certain provisions of the Refinancing Amendment and the underlying Credit Agreement do not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement and the Refinancing Amendment, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K above is incorporated in this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.
On January 20, 2021 the Company issued a press release (the “Press Release”) announcing entry into the Refinancing Amendment. A copy of the Press Release is filed as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Sotera Health Company, dated January 20, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: January 20, 2021	By:	/s/ Scott J. Leffler
Scott J. Leffler
Chief Financial Officer and Treasurer